Exhibit 10(a)46

DEFINED CONTRIBUTION RESTORATION PLAN FOR THE
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VIII

Plan Document
Effective as of January 1, 2021

DEFINED CONTRIBUTION RESTORATION PLAN FOR THE SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VIII

TABLE OF CONTENTS

ARTICLE I – INTRODUCTION.. 4
1.01 Name and Purpose of Plan. 4
1.02 Funding. 4
ARTICLE II - DEFINITIONS. 4
ARTICLE III - ELIGIBILITY.. 8
3.01 Eligibility. 8
3.02 Participation. 9
ARTICLE IV – ANNUAL CREDITS. 9
4.01 Matching Restoration. 9
4.02 Matching Restoration Credit 9
4.03 Employer Retirement Restoration Account 9
4.04 Employer Retirement Restoration Credit 9
4.05 Payroll Taxes 9
ARTICLE V – ACCOUNTING, INVESTMENT AND VALUATION.. 10
5.01 Participant's Account 10
5.02 Deemed Investment Direction of Participants. 10
5.03 Allocation of Deemed Earnings or Losses on Accounts. 10
ARTICLE VI – WITHDRAWALS AND LOANS. 11
6.01 Withdrawals 11
6.02 Loans. 11
ARTICLE VII – PLAN PAYMENTS. 11
7.01 Vesting of Matching Restoration Account 11
7.02 Vesting of Employer Retirement Restoration Account 11
7.03 Forfeiture of Employer Retirement Restoration Account 11
7.04 Payment of Account Upon Separation from Service. 11
7.05 Death. 11
7.06 Form of Payment 11
7.07 Value of Account for Payment 11
7.08 Required Six-Month Delay for Certain Payments 11
7.09 Minor or Incompetent 12
ARTICLE VIII – SOURCE OF PAYMENTS. 12
8.01 Unfunded Plan. 12
8.02 Employer Liability. 12
ARTICLE IX – CHANGE IN CONTROL.. 12
9.01 Definitions 12
9.02 Accelerated Vesting. 13
9.03 Forfeiture and/or Repayment of Benefits. 13
9.04 Payment in Error 13
ARTICLE X – ADMINISTRATION.. 14
10.01 Administration of Plan. 14
10.2 Powers of the Administrator 14
10.3 Reliance on Reports and Certificates. 15
10.4 Claims Administration. 15
10.5 Filing Benefit Claims 15
10.6 Denial or Partial Denial 15

10.7 Appeal of Claims that Are Denied or Partially Denied. 16
10.08 The Appeal Process. 16
10.09 Judicial Proceedings for Benefits. 16
ARTICLE XI – AMENDMENT AND TERMINATION.. 16
11.01 Termination and Amendment 16
11.02 Successors. 17
ARTICLE XII – MISCELLANEOUS. 17
12.01 Notices. 17
12.02 Gender and Number 17
12.03 Captions. 17
12.04 Severability. 17
12.05 Controlling Law.. 17
12.06 No Right to Employment 18
12.07 Indemnification. 18
12.08 No Alienation. 18
12.09 Section 409 A Compliance. 18

DEFINED CONTRIBUTION RESTORATION PLAN FOR THE SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VIII

ARTICLE I – INTRODUCTION
1.01.    Name and Purpose of Plan. This Plan shall be known as the Defined Contribution Restoration Plan for the Savings Plan of Entergy Corporation and Subsidiaries VIII (the “Plan”). The purpose of the Plan is to provide certain defined contribution benefits which are not otherwise payable or cannot otherwise be provided under the Savings Plan of Entergy Corporation and Subsidiaries VIII, as a result of the limitations set forth under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended from time to time.

1.02    Funding. The Plan shall be an unfunded deferred compensation arrangement. Benefits shall be paid solely from the general assets of the Employer.

ARTICLE II - DEFINITIONS

The following terms shall have the meanings hereinafter indicated unless expressly provided herein to the contrary:

2.01    “Account” shall mean a notional account reflecting the aggregate of the Matching Restoration Account and the Employer Retirement Restoration Account maintained for each Participant under the terms and conditions of the Plan.

2.02    “Administrator” shall mean the Personnel Committee of the Board of Directors, or such other individual or committee as shall from time to time be designated in writing as the administrator of the Plan by the Personnel Committee. The Administrator shall be the “plan administrator” for the Plan within the meaning of ERISA.

2.03    “Annual Employer Retirement Contributions” shall mean the Annual Employer Retirement Contributions as defined in the Savings Plan.

2.04    “Beneficiary” shall mean the person or persons designated by the Participant to receive any benefits under the Plan upon the death of the Participant. If no Beneficiary survives the Participant, or the Participant fails to designate a Beneficiary, any benefits payable upon the death of the Participant shall be paid to the Participant’s estate.

2.05    “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.06    “Change in Control” shall mean:

(a)a purchase or other acquisition by any Person following which such Person is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (x) the shares of Common Stock outstanding immediately following such purchase or acquisition or (y) the combined voting power of the Company’s voting securities entitled to vote generally and outstanding immediately following such purchase or acquisition, other than any purchase or other acquisition (i) directly from the Company, (ii) by the Company or a System Company, (iii) by any employee benefit plan (or related trust) sponsored by the Company or a System Company (a “System Plan”), or (iv) in connection with a Non-CIC Merger (defined in paragraph 2.06(b) below);

(b)the consummation of a merger, consolidation, reorganization, statutory share exchange or similar corporate transaction or series of related transactions involving the Company or any System Company or other direct or indirect subsidiary of the Company that alone or in the aggregate constitutes at least fifty percent (50%) of the book value of the Company on a consolidated basis (a “Business Combination”), other than a “Non-CIC Merger,” which shall mean a Business Combination immediately following which (i) all or substantially all of the beneficial owners of the shares of Common Stock immediately prior to such Business Combination and of the combined voting power of the Company’s voting securities entitled to vote generally and outstanding immediately prior to such Business Combination (“Incumbent Company Shareholders”) beneficially own, directly or indirectly, more than sixty percent (60%) of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and more than sixty percent (60%) of the combined voting power of the voting securities, respectively, of the corporation or entity resulting from such Business Combination (including without limitation a corporation or entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions with respect to one another as their ownership immediately prior to such Business Combination, (ii) no Person (excluding any corporation or entity resulting from such Business Combination and any System Plan) beneficially owns, directly or indirectly, thirty percent (30%) or more of the shares of common stock or the combined voting power of the voting securities of the corporation or entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) the individuals who comprise the Board immediately prior to such Business Combination constitute at least a majority of the Board, or, if the Company is not the surviving entity, either the board of directors of the entity surviving such Business Combination or the board of directors of any parent thereof immediately following such Business Combination (unless the failure of such individuals to comprise at least such a majority is unrelated to such Business Combination);

(c)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, whether in a single transaction or a series of related transactions, other than any such sale or disposition of assets to an entity at least sixty percent (60%) of the voting securities of which are held directly or indirectly by a System Company or the Incumbent Company Shareholders; or

(d)any change in the composition of the Board such that individuals who on January 1, 2021 (the “Effective Date”) constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including without limitation a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on such Effective Date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.07    “CHRO” means the senior-most officer of the Company within the Human Resources department.

2.08    “Claims Administrator” shall mean the Administrator or its delegate responsible for administering claims for benefits under the Plan.

2.09    “Claims Appeal Administrator” shall mean the Administrator or its delegate responsible for administering appeals from the denial or partial denial of claims for benefits under the Plan.

2.10    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.11    “Code §401(a)(17) Limit” shall mean the Code §401(a)(17) annual compensation limit in effect for the Plan Year with no proration of the annual compensation limit unless the Plan has a short Plan Year. In the event of a short Plan Year, the annual compensation limit shall equal an amount determined by multiplying the otherwise applicable Code §401(a)(17) annual compensation limit for such year by a fraction, the numerator of which is the number of full months in the short period, and the denominator of which is twelve (12).

2.12    “Common Stock” means the common stock of the Company, having a par value of $0.01 per share.

2.13    “Company” shall mean Entergy Corporation or any successor company (except for purposes of determining whether a Change in Control has occurred).

2.14    “Default Investment Funds” shall have the meaning set forth in Section 5.02.

2.15    “Earnings” shall mean Earnings as defined in the Savings Plan. Notwithstanding the foregoing, Earnings shall not include amounts paid after an Employee’s Separation from Service.

2.16    “Effective Date” shall mean January 1, 2021.

2.17    “Employee” shall mean an individual who is employed by a System Company employer and who is included on the Federal Insurance Contribution Act rolls of such System Company. The term “Employee” shall not include an employee who is included in a unit of employees covered by a collective bargaining agreement.

2.18    “Employer” shall mean each System Company that has adopted the Plan and with which the Participant is last employed on or before the Participant's Separation from Service with all System Company employers.

2.19    “Employer Matching Contributions” shall mean the Employer Matching Contributions as defined in the Savings Plan.

2.20    “Employer Retirement Restoration Account” shall mean the notional account described in Section 4.03 below.

2.21    “Employer Retirement Restoration Credit” shall mean the credit described in Section 4.04 below.

2.22    “Employment Commencement Date” (or, in the case of reemployment following a Separation from Service, “Reemployment Commencement Date”) shall mean the first date on which an Employee is directly paid, or entitled to payment, by a System Company for an hour of service which occurs on or after the Effective Date.

2.23    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.24    “Excess Earnings” shall have the meaning set forth in Section 3.01.

2.25    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26    “Investment Funds” shall mean, at the discretion of the CHRO, the several investment funds, or any subset thereof, that are from time to time made available as investments under the Savings Plan (but excluding investment funds made available to participants only through a Self-Directed Brokerage Account and the ESOP Entergy Corporation Stock Fund) and/or any other investments that the CHRO may from time to time thereafter establish for purposes of this Plan after consideration of the costs associated with, and the flexibility granted by, such investments, which investments shall be used as a basis for determining the value credited to a Participant's Account.

2.27    “Matching Restoration Account” shall mean the notional account described in Section 4.01 below.

2.28    “Matching Restoration Credit” shall mean the credit described in Section 4.02 below.

2.29    “Participant” shall mean an Employee who is eligible to participate in the Plan and who remains eligible for participation in accordance with the applicable provisions of the Plan.

2.30    “Person” for purposes of the definition of Change in Control, shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

2.31    “Plan” shall mean this Defined Contribution Restoration Plan for the Savings Plan of Entergy Corporation and Subsidiaries VIII, effective January 1, 2021, and any amendments, supplements or modifications from time to time made hereto.

2.32    “Plan Year” shall mean the 12-month period beginning on January 1 and ending the following December 31. The initial Plan Year shall begin January 1, 2021 and end December 31, 2021.

2.33    “Retirement Contribution Percentage” shall mean the lesser of 4% or such other percentage (including zero percent (0%)) as the Personnel Committee of the Board determines in its discretion shall apply to the Annual Employer Retirement Contribution under the Savings Plan for a given Plan Year.

2.34    “Savings Plan” shall mean the Savings Plan of Entergy Corporation and Subsidiaries VIII and any amendments, supplements or modifications from time to time made thereto.

2.35    “Separation from Service,” “Separates from Service,” or “Separated from Service” shall mean the separation of a Participant from employment with all System Companies that is a “separation from service” as defined in Code Section 409A and the regulations promulgated thereunder.

2.36    “Specified Employee” shall have the meaning set forth in Code Section 409A(a)(2)(B)(i). Whether a Participant is a Specified Employee shall be determined under rules established by the Administrator in accordance with regulations under Code Section 409A. All determinations by the Administrator with regard to whether a Participant is a Specified Employee shall be final and binding on the Participant for purposes of the Plan.

2.37    “System” shall mean the Company and all other System Companies, and, except for purposes of determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 11.02 of this Plan.

2.38    “System Company” shall mean the Company and any corporation whose stock is 80% or more (based on voting power or value) owned, directly or indirectly, by the Company and any partnership, trade or business which is 80% or more controlled, directly or indirectly, by the Company, and, except for purposes of determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 11.02 of this Plan.

2.39    “Valuation Date” shall mean the close of business on each day the New York Stock Exchange is open.

2.40    “Vesting Service” shall mean (a) for an Employee with no Reemployment Commencement Date, the period (calculated in years and daily fractions thereof) commencing with the Employee’s Employment Commencement Date and ending upon the date of the Employee’s Separation from Service, and (b) for an Employee with a Reemployment Commencement Date, the aggregate of (i) the period commencing with the Employee’s most recent Reemployment Commencement Date plus (ii) the Vesting Service as defined in the Savings Plan for time periods prior to such Reemployment Commencement Date.

ARTICLE III - ELIGIBILITY

3.01    Eligibility. An Employee of any Employer who (a) is an active participant in the Savings Plan during the Plan Year, (b) has Earnings in excess of the Code §401(a)(17) Limit for such Plan Year (“Excess Earnings”), and (c) is a member of the Employer's select group of management or highly compensated employees shall be eligible to participate in the Plan.

3.02    Participation. Any Employee who satisfies the requirements of Section 3.01 shall become a Participant as of the first Plan Year in which such requirements are met. The Employee shall continue to be a Participant until the payment or forfeiture of the balance of the Employee’s Account. Notwithstanding the foregoing, an Employee must be a member of the Employer's select group of management or highly compensated employees as of the end of the applicable Plan year in order to be credited with any additional amounts based upon Excess Earnings for such Plan Year.

ARTICLE IV – ANNUAL CREDITS

4.01    Matching Restoration Account. The Employer shall establish and maintain on its books a notional Matching Restoration Account for each Participant who is credited with a Matching Restoration Credit.

4.02    Matching Restoration Credit. If a Participant is eligible to be allocated Employer Matching Contributions under the Savings Plan during a Plan Year in respect of which the Participant receives Excess Earnings, then the Participant’s Matching Restoration Account shall be credited with a Matching Restoration Credit for the Plan Year in an amount equal to five percent (5%) of the Participant’s Excess Earnings for the Plan Year.

Matching Restoration Credits shall be determined and credited as soon as administratively practicable following the end of the applicable Plan Year.

4.03    Employer Retirement Restoration Account. The Employer shall establish and maintain on its books a notional Employer Retirement Restoration Account for each Participant who is credited with an Employer Retirement Restoration Credit.

4.04    Employer Retirement Restoration Credit. If a Participant is eligible to receive an Annual Employer Retirement Contribution under the Savings Plan for a Plan Year in respect of which the Participant receives Excess Earnings, then the Participant’s Employer Retirement Restoration Account shall be credited with an Employer Retirement Restoration Credit for such Plan Year in an amount equal to the product of the Retirement Contribution Percentage for such Plan Year multiplied by the Participant’s Excess Earnings for such Plan Year. Employer Retirement Restoration Credits shall be determined and credited as soon as administratively practicable following the end of the applicable Plan Year.

Notwithstanding the foregoing to the contrary, if a Participant is eligible to receive the Annual Employer Retirement Contribution under the Savings Plan based on Earnings for a portion of the Plan Year due to the disability of the Participant, as defined in the Savings Plan, then such Participant shall not be eligible to be credited with an Employer Retirement Restoration Credit for such Plan Year.

4.05    Payroll Taxes. The Administrator may direct the Employer to pay the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Section 3101, Section 3121(a), and Section 3121(v)(2) on the amount otherwise to be credited as a Matching Restoration Credit and vested Employer Retirement Restoration Credit for a Participant for a Plan Year or upon the amount vested in the Employer Retirement Restoration Account. Additionally, the Administrator may direct the Employer to pay from such amount otherwise credited the income tax at source on wages imposed under section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA amount, and to pay the additional income tax at source on wages attributable to the pyramiding section 3401 wages and taxes. However, the total payment under this Section 4.05 must not exceed the aggregate of the FICA amount, and the income tax withholding related to such FICA amount.

ARTICLE V – ACCOUNTING, INVESTMENT AND VALUATION

5.01    Participant's Account. The Administrator shall create and maintain adequate records to reflect the interest of each Participant in the Plan. Such records shall be in the form of notional individual accounts, with each Participant having a Matching Restoration Account and an Employer Retirement Restoration Account. Such Accounts shall be kept for record-keeping purposes only and shall not be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or for any Beneficiary to whom benefits are to be paid pursuant to the terms of the Plan.

5.02    Deemed Investment Direction of Participants. Subject to such limitations, rules and procedures as may from time to time be required by law, imposed by the Administrator, or contained elsewhere in the Plan, each Participant may communicate to the Administrator, or to any person to whom the Administrator has delegated such Administrative duties, a direction as to how the amounts credited to his Account shall be deemed invested among the Investment Funds. Such direction shall be subject to such rules and procedures for direction of investments under the Savings Plan, as modified by the Administrator with respect to the Plan. The Administrator may also designate default Investment Funds in which a Participant’s Account shall be deemed invested if no direction is received from the Participant (“Default Investment Funds”). Unless otherwise designated by the Administrator, the Default Investment Funds shall be the same as the default Investment Funds under the Savings Plan. No Participant directions will be executed with respect to the deemed investment of the Participant’s Account on or after the Valuation Date selected by the Administrator to determine the amount of the payment from such Account under Section 7.07 following the Participant’s Separation from Service. No actual investment of the Participant’s Account shall be made in the Investment Funds, and Participants shall have no right, claim or demand with respect to any such Investment Funds based on the deemed investments under the Plan.

5.03    Allocation of Deemed Earnings or Losses on Accounts. The Administrator, or any person to whom the Administrator has delegated such Administrative duties, shall maintain records that track or replicate the performance of the Participant’s Account’s deemed investments in the Investment Funds. As of each Valuation Date, the Participant's Account shall be credited with the increase or decrease since the most recent preceding Valuation Date in the net asset value of the Investment Funds in which the Participant’s Account is deemed to be invested. Any deemed dividends or capital gain distributions with respect to a Participant’s Account’s deemed investment in an Investment Fund shall be deemed to be reinvested in the applicable Investment Fund. Notwithstanding the foregoing sentence, deemed dividends and capital gain distributions with respect to a Participant’s Account’s deemed investment in an Investment Fund shall not be taken into account with respect to or in valuing a Participant’s Account following the Valuation Date for payment in accordance with Section 7.07.

ARTICLE VI – WITHDRAWALS AND LOANS

6.01    Withdrawals. A Participant shall not be entitled to withdraw any portion of his Account while employed by any System Company.

6.02    Loans. A Participant shall not be eligible to obtain a loan from the Plan.

ARTICLE VII – VESTING, FORFEITURES AND PAYMENTS

7.01    Vesting of Matching Restoration Account. Except as provided in Section 9.03, a Participant shall be fully vested at all times in the Participant’s Matching Restoration Account.

7.02    Vesting of Employer Retirement Restoration Account. Cliff vesting shall apply to the Employer Retirement Restoration Account and, except as provided in Section 9.03, a Participant shall become fully vested in the Participant’s Employer Retirement Restoration Account upon the earliest to occur of (a) the date the Participant attains age 65, (b) the Participant’s completion of three (3) years of Vesting Service, (c) the Participant’s Separation from Service by reason of death, or (d) accelerated vesting of the Participant’s Account pursuant to Section 9.02. Prior to the first to occur of the events set forth in subsections 7.02(a) – (d), the Participant shall not be vested in any portion of the Participant’s Employer Retirement Restoration Account.

7.03    Forfeiture of Employer Retirement Restoration Account. If a Participant has a Separation from Service when the Participant is not vested in the Participant’s Employer Retirement Restoration Account, the balance of the Participant’s Employer Retirement Restoration Account shall be forfeited.

7.04    Payment of Account Upon Separation from Service. Except as otherwise required by Section 7.08 or Section 9.03, upon a Participant’s Separation from Service, the value of the vested portion of the Participant's Account shall be paid to the Participant as soon as reasonably practicable following the Participant’s Separation from Service, in accordance with Sections 7.06, 7.07 and, if applicable, 7.08.

7.05    Death. Upon a Participant’s Separation from Service due to the Participant’s death, the value of the Participant’s Account shall be paid to the Participant’s Beneficiary as soon as reasonably practicable following the Participant’s death, in accordance with Sections 7.06 and 7.07.

7.06    Form of Payment. The vested value of a Participant's Account shall be paid in a single lump sum by the Employer in cash, less applicable payroll and withholding taxes.

7.07    Value of Account for Payment. Prior to a lump-sum payment, a determination by the Administrator of the amount of such payment shall be made by valuing the vested Account Balance on a Valuation Date following the Participant’s Separation from Service selected by the Administrator in accordance with administrative procedures adopted by the Administrator.

7.08    Required Six-Month Delay for Certain Payments. Notwithstanding Section 7.04, if a Participant is a Specified Employee at the time of his Separation from Service and the vested Account becomes payable to the Participant under this Plan by reason of the Participant’s Separation from Service, then such payment shall not be paid to the Participant prior to the earlier of (a) the expiration of the six (6)-month period measured from the date of the Participant's Separation from Service, or (b) the date of the Participant's death. The Participant's vested Account the value of which is determined pursuant to Section 7.07 shall be paid as soon as administratively practicable following the earlier of the end of Participant's six-month delay period or the Participant's death in accordance with Section 7.05.

7.09    Minor or Incompetent. In the event any amount becomes payable under the provisions of the Plan to a Participant, Beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person’s fiduciary (or attorney-in-fact in the case of an incompetent) as the Administrator, in its sole discretion, may decide, and neither the Administrator nor any System Company shall be liable to any other person for any such decision or any payment pursuant thereto.

ARTICLE VIII – SOURCE OF PAYMENTS

8.01    Unfunded Plan. It is a condition of the Plan that neither a Participant nor any other person or entity shall look to any person or entity other than the Employer for the payment of benefits under the Plan. The Participant or any other person or entity having or claiming a right to payments hereunder shall rely solely on the unsecured obligation of the Employer set forth herein. Nothing in this Plan shall be construed to give the Participant or any other person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by the Company or any Employer or in which the Company or any Employer may have any right, title or interest now or in the future. However, the Participant or any other person or entity shall have the right to enforce his or its claim against the Employer in the same manner as any other unsecured creditor of such entity. Neither a Participant nor his Beneficiary shall have any rights in or against any specific assets of any System Company.

8.02    Employer Liability. At its own discretion, a System Company employer may purchase such insurance or annuity contracts or other types of investments as it deems desirable in order to accumulate the necessary funds to provide for the future benefit payments under the Plan. However, (a) a System Company employer shall be under no obligation to fund the benefits provided under this Plan; (b) the investment of System Company employer funds credited to a special account established hereunder shall not be restricted in any way; and (c) such funds may be available for any purpose the System Company may choose. Nothing stated herein shall prohibit a System Company employer from adopting or establishing a trust or other means as a source for paying any obligations created hereunder; provided, however, any and all rights that any such Participants shall have with respect to any such trust or other fund shall be governed by the terms thereof.

ARTICLE IX – CHANGE IN CONTROL

9.01    Definitions. The following additional definitions shall apply to this Article IX:

a.“Cause” means (i) the willful and continuing failure by the Participant to substantially perform the Participant’s duties (other than such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant), provided that any such failure has not been cured by the Participant within thirty (30) days after a written demand for substantial performance is delivered to the Participant by the Company or the Participant’s System Company employer, which demand specifically identifies the manner in which the Company or System Company employer or, in the case of an ML 1-4 Participant, the Board, believes that the Participant has not substantially performed; (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any System Company, monetarily or otherwise; (iii) the Participant’s indictment for, conviction of, or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Participant’s ability to carry out the Participant’s duties or upon the reputation of the Company or any System Company; or (iv) a material violation by the Participant of any agreement the Participant has with the Company or any System Company; provided that, for purposes of clauses (a)(i) and (a)(ii) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company or the Participant’s System Company employer.

b.“Good Reason” means (i) a material reduction by a Participant’s System Company employer in the Participant’s annual base salary as in effect from time to time or (ii) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment in effect from time to time, or the Company or a System Company requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the business to an extent substantially consistent with reasonable business travel obligations; provided that the Participant provides the Company with a written notice of termination for Good Reason within ninety (90) days following the occurrence of the event constituting Good Reason and the Company shall not have cured the circumstance giving rise to Good Reason within thirty (30) days following such notice.

c.“ML 1-4 Participant” means a Participant who, as of immediately prior to the occurrence of a Change in Control or at any time during the two-year period immediately following the Change in Control, is reflected on the Human Resource records of the Participant’s System Company employer as being in System Management level 1, 2, 3 or 4.

9.02    Accelerated Vesting. Subject to Section 9.03 below, in the event that (a) a Change in Control occurs and (b) a Participant’s employment or service is terminated by the Company, its successor or an affiliate thereof without Cause or is terminated by the Participant for Good Reason (if applicable), in each case on or after the effective date of the Change in Control but prior to the second anniversary of the Change in Control, then any unvested portion of such Participant’s Account shall vest in full regardless of such Participant’s vested status under the Savings Plan.

9.03    Forfeiture and/or Repayment of Benefits. Notwithstanding anything in the Plan to the contrary, all amounts credited to a Participant’s Account in accordance with Article V shall be subject to forfeiture and/or repayment upon the occurrence of such Participant’s breach of the restrictive covenants contained in any agreement between the Participant and any System Company.

9.04    Payment in Error. To the maximum extent permitted by applicable law, in the event that a payment is made to a Participant or Beneficiary in error that exceeds the amount to which the Participant or Beneficiary is entitled pursuant to the terms of the Plan (such excess amount, an “Excess Payment”), the Participant or Beneficiary shall repay to the Participant’s System Company employer, and such System Company employer shall have the right to recoup from the Participant or the Beneficiary, such Excess Payment by notifying the Participant or Beneficiary in writing of the nature and amount of such Excess Payment together with (a) demand for direct repayment to the System Company employer by the Participant or Beneficiary in the amount of such Excess Payment or (b) reduction of any amount(s) owed to the Participant or Beneficiary by the System Company employer or any other System Company by the amount of the Excess Payment.

ARTICLE X – ADMINISTRATION

10.01    Administration of Plan. The Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons. The Administrator shall discharge its duties for the exclusive benefit of the Participants and their Beneficiaries. The Plan is intended to satisfy the requirements of Code Section 409A and the Administrator shall interpret the Plan and exercise the power and discretion conferred under the Plan in a manner that is at all times consistent with the requirements of Code Section 409A, to the extent that benefits under the Plan are subject to the requirements of Code Section 409A.

10.02    Powers of the Administrator. The Administrator and any of its delegates shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose. In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan. All findings, decisions, or determinations of any type made by the Administrator, including factual determinations and any interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Administrator's decisions are arbitrary and capricious. The Administrator shall be the sole judge of the standard of proof required in any claim for benefits and/or in any question of eligibility for a benefit. By way of example, the Administrator shall have the sole and exclusive power and discretion:

a.to adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan on a consistent and uniform basis;
b.to interpret the Plan including, without limitation, the power to use the Administrator's sole and exclusive discretion to construe and interpret (1) the Plan, (2) the intent of the Plan, and (3) any ambiguous, disputed or doubtful provisions of the Plan;
c.to determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine the rights or eligibility of any Employee, Participant, Beneficiary or other claimant to receive any benefit under the Plan;
d.to require such information as the Administrator may reasonably request from any Employee, Participant, Beneficiary or other claimant as a condition for receiving any benefit under the Plan;
e.to grant and/or deny any and all claims for benefits, and construe any and all issues of Plan interpretation and/or fact issues relating to eligibility for benefits;
f.to compute the amount of any benefits payable under the Plan;
g.to execute or deliver any instrument or make any payment on behalf of the Plan;
h.to employ one or more persons to render advice with respect to any of the Administrator's responsibilities under the Plan;
i.to direct the Employer concerning all payments that shall be made pursuant to the terms of the Plan; and
j.to make findings of fact, to resolve disputed fact issues, and to make determinations based on the facts and evidence contained in the administrative record developed during the claims review procedure.

For any acts not specifically enumerated above, when applying, construing, or interpreting any and all Plan provisions and/or fact questions presented in claims for benefits, the Administrator shall have the same discretionary powers as enumerated above.

10.03    Reliance on Reports and Certificates. The Administrator may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

10.04    Claims Administration. The Administrator may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to Section 10.02, such delegates shall have all powers, authority, and discretion necessary or proper for such purpose. In the absence of such appointment, the Administrator shall be the Claims Administrator and Claims Appeal Administrator.

10.05    Filing Benefit Claims. Any claim asserting entitlement to a benefit under the Plan must be asserted within ninety (90) days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator. The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits. If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

10.06    Denial or Partial Denial of Benefit Claims. If the Claims Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the claim has been received by the Claims Administrator. In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety (90) day period. The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Employer. If the claim is denied or partially denied, the Claims Administrator shall provide the claimant with written notice stating:

a.the specific reasons for the denial of the claim (including the facts upon which the denial was based) and reference to any pertinent plan provisions on which the denial is based;
b.if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and
c.an explanation of the claims review appeal procedure including the name and address of the person or committee to whom any appeal should be directed.

10.07    Appeal of Claims That Are Denied or Partially Denied. The claimant may request review of the Claims Administrator's denial or partial denial of a claim for Plan benefits. Such request must be made in writing within sixty (60) days after claimant has received notice of the Claims Administrator's decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his claim for benefits. The written request for an appeal, together with all documents, materials, or other evidence which claimant believes supports his claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

10.08    The Appeal Process. The Claims Administrator will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim. Within sixty (60) days after the receipt of claimant's appeal, the claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator's sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days. If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial sixty-day period. During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Employer. The final decision of the Claims Appeal Administrator shall set forth in writing the facts and plan provisions upon which the decision is based. All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their Beneficiaries, or other claimants.

10.09    Judicial Proceedings for Benefits. No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process. In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator's decision on appeal.

ARTICLE XI – AMENDMENT AND TERMINATION

11.01    Termination and Amendment. The Board of Directors, the Personnel Committee or any other person or persons whom the Personnel Committee may expressly from time to time authorize to take any and all such actions for and on behalf of Entergy Corporation and the respective Employers shall have the right, in its absolute discretion and consistent with the requirements of Code Section 409A, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate the Plan entirely, subject to the provisions of Section 11.02 and the requirements of Code Section 409A regarding plan terminations. Any such action shall be evidenced by the minutes of the Board of Directors or the Personnel Committee or a written certificate of amendment or termination executed by any person or persons so authorized by the Personnel Committee. No amendment to, or termination of the Plan shall reduce the amount credited to a Participant's Account under this Plan through the date of any such amendment or termination without the Participant’s consent.

11.02    Successors. An Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of its business and/or assets to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan, and the Employer shall be liable for payment of all Plan benefits to which its Employee Participants are entitled upon their Separation from Service. Any successor or surviving entity that assumes or otherwise adopts this Plan as contemplated in this Section 11.02 shall succeed to all the rights, powers and duties of the Employer and the Personnel Committee hereunder, subject to the restrictions on amendment or termination of the Plan as set forth in Section 11.01. The employment of a Participant who has continued in the employ of such successor or surviving entity shall not be deemed to have been terminated or severed for any purpose hereunder.

ARTICLE XII – MISCELLANEOUS

12.01    Notices. Every notice authorized or required by the Plan shall be deemed delivered to the Administrator on the date it is personally delivered to the Administrator or three business days after it is sent by registered mail, postage prepaid, and properly addressed to Entergy Services, LLC, Total Rewards, Attention: Plan Administrator for the Defined Contribution Restoration Plan for the Savings Plan of Entergy Corporation and Subsidiaries VIII, 639 Loyola Avenue, 14th Floor, New Orleans, Louisiana 70113, and shall be deemed delivered to a Participant on the date it is personally delivered to him or three business days after it is sent by registered or certificate mail, postage prepaid, addressed to him at the last address shown for him in the records of his System Company employer.

12.02    Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require. Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

12.03    Captions. The captions of this Plan are not part of the provisions of the Plan and shall have no force and effect.

12.04    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.05    Controlling Law. The administration of the Plan, and any trust established thereunder, shall be governed by applicable federal law, including ERISA to the extent applicable, and to the extent federal law is inapplicable, the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

12.06    No Right to Employment. The Plan confers no right upon any Employee to continue his employment with any employer, whether or not a System Company.

12.07    Indemnification. To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under applicable laws and regulations, the Employers agree to hold harmless and indemnify the Administrator, its members and its employee delegates against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to or in connection with the Plan and, if applicable, any trust other than losses resulting from any such person's fraud or willful misconduct.

12.08    No Alienation. Participants’ Account balances under this Plan, and any rights and privileges pertaining thereto, shall not be subject to alienation, pledge, anticipation,

attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments, and any attempt to cause such amounts to be so subjected shall not be recognized, except to the extent as may be required by law, including laws of descent and distribution.

12.09    Section 409A Compliance. It is intended that all of the payments and benefits made or provided under the Plan are intended to comply with or be exempt from the requirements of Code Section 409A and regulations thereunder, in either case so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and the Plan shall at all times be interpreted consistently with such intent. If any provision of this Plan would otherwise conﬂict with or frustrate this intent, such provision will be interpreted and deemed amended so as to avoid the conﬂict. The Administrator reserves the right to take any action it deems appropriate or necessary to comply with the requirements of Code Section 409A.

IN WITNESS WHEREOF, the Personnel Committee of the Board of Directors of Entergy Corporation has caused this Defined Contribution Restoration Plan for the Savings Plan of Entergy Corporation and Subsidiaries VIII, effective January 1, 2021, to be executed by its duly authorized officer on this 17th day of December, 2020.

ENTERGY CORPORATION
through its duly authorized representative

___________________________________
KATHRYN COLLINS
Senior Vice President, HR and
Chief Human Resources Officer